Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate

Dated: July 24, 2009

BEDFORD OAK PARTNERS, L.P.

By: Bedford Oak Management, LLC

By:	/s/ Harvey P. Eisen________

Name: Harvey P. Eisen

Title: Managing Member

BEDFORD OAK CAPITAL, L.P.

By: Bedford Oak Management, LLC

By:	/s/ Harvey P. Eisen________

Name: Harvey P. Eisen

Title: Managing Member

BEDFORD OAK ADVISORS, LLC

By:	/s/ Harvey P. Eisen________

Name: Harvey P. Eisen

Title: Chairman and Managing Member

____/s/ Harvey P. Eisen_________

Harvey P. Eisen

Signature Page to Joint Filing Agreement